UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 9, 2014

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K, filed by NovaBay Pharmaceuticals, Inc., on January 9, 2014, to update the disclosure regarding committee appointments.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Directors

On January 9, 2013, the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc. appointed Massimo Radaelli, Ph.D. and Mark M. Sieczkarek to serve as directors of NovaBay, effective immediately. In connection with Dr. Radaelli’s and Mr. Sieczkarek’s appointments, the Board increased the number of directors from eight (8) to ten (10). Because of the term limits imposed by NovaBay’s Corporate Governance Guidelines, Robert Tufts and Tony Dailley will not stand for re-election at the next annual stockholder meeting. After their departure, it is anticipated that the number of directors will be reduced back down to eight (8).

Dr. Radaelli and Mr. Sieczkarek will serve as Class I Directors, which class will stand for re-election at the 2014 annual meeting of stockholders. It is currently anticipated that both Dr. Radaelli and Mr. Sieczkarek will be appointed to the Nominating and Corporate Governance Committee at the company’s annual stockholder meeting in June 2014. It is also anticipated that Dr. Radaelli will be appointed to the Audit Committee and Mr. Sieczkarek will be appointed to the Compensation Committee at that time.

Dr. Radaelli, Mr. Sieczkarek will also enter into NovaBay’s standard director indemnification agreement, the form of which was previously filed as an exhibit to NovaBay’s Quarter Statement filed with the Securities and Exchange Commission on August 12, 2010.

Dr. Radaelli and Mr. Sieczkarek will participate in NovaBay’s standard Non-Employee Director Compensation Plan. Pursuant to this program, each non-employee director receives an annual retainer of $30,000, payable in cash or stock options. The annual retainer is pro-rated for partial year service. In addition to the annual retainer, each non-employee director who is a member of the Board at the beginning of the calendar year receives an annual stock option to purchase 15,000 shares of NovaBay’s common stock, priced and granted on the first trading day of the NYSE Mkt of the calendar year. The annual stock option grant vests over one year in equal monthly installments. New non-employee directors receive an initial stock option to purchase 30,000 shares of NovaBay’s common stock on the date they become directors. The initial stock option grant has an exercise price equal to the fair market value of NovaBay’s common stock on the date of grant, and vests over four years, with 25% of the underlying shares vesting on the first anniversary of the grant date, and the remainder of the underlying shares vesting in equal quarterly installments. In the event that either Dr. Radaelli or Mr. Sieczkarek is appointed to a committee of the Board, they will be entitled to additional compensation, as disclosed on page 30 of NovaBay’s proxy statement, filed with the Securities and Exchange Commission on April 24. 2013.

There have been no transactions in the past two years to which NovaBay or any of its subsidiaries was or is to be a party, in which Dr. Radaelli and Mr. Sieczkarek had, or will have, a direct or indirect material interest. Additional information about Dr. Radaelli and Mr. Sieczkarek can be found in the press release that is included as Exhibit 99.1 to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.
(Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: January 22, 2014